                                   INVESTMENT SUBADVISORY AGREEMENT

                                             By and Among

                                     Aid Association for Lutherans
                                                  and
                                         LB Series Fund, Inc.
                                                  and
                                        Franklin Advisers, Inc.

INVESTMENT  SUBADVISORY  AGREEMENT,  made as of the ___ day of _______, 2002, (the "Effective Date") by
and among Aid Association for Lutherans,  a fraternal  benefit society organized and existing under the laws of the  State of  Wisconsin  ("Adviser"),  LB Series  Fund,  Inc.,  a  corporation  organized  and existing  under  the  laws  of the  State  of  Minnesota  ("Fund"),  and  Franklin  Advisers,  Inc.,  a
corporation organized and existing under the laws of the State of California ("Subadviser").

WHEREAS,  Adviser  has  entered  into  an  Investment  Advisory  Agreement  dated  as of the 1st day of
January,  2002  ("Advisory  Agreement")  with the Fund,  which is engaged in  business  as an  open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS,  the Fund is  authorized  to issue  shares  of the FTI Small Cap  Portfolio  ("Portfolio"),  a separate series of the Fund; and

WHEREAS,  Subadviser  is engaged  principally  in the  business  of  rendering  investment  supervisory management  services and is registered as an investment  adviser under the  Investment  Advisers Act of
1940, as amended ("Advisers Act"); and

WHEREAS,  the Fund and Adviser desire to retain Subadviser as subadviser to furnish certain  investment advisory services to Adviser and the Portfolio and Subadviser is willing to furnish such services;

NOW,  THEREFORE,  in  consideration  of the premises and mutual promises herein set forth,  the parties hereto agree as follows:

I.      Appointment.  (A) Adviser hereby appoints Subadviser as its investment  subadviser with respect to the  Portfolio  for the  period  and on the  terms  set  forth  in this  Agreement,  and (B)
        Subadviser  hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

II.     Additional  Series.  In the event that the Fund  establishes one or more series of shares other than the  Portfolio  with  respect  to which  Adviser  desires to retain  Subadviser  to render investment  advisory  services  hereunder,  Adviser  shall so  notify  Subadviser  in  writing, indicating the advisory fee to be payable with respect to the additional  series of shares.  If
        Subadviser  is willing to render such  services on the terms  provided for herein,  it shall so notify Adviser in writing, whereupon such series shall become a Portfolio hereunder.

III.    Duties of Subadviser.

        A.     Subadviser  is  hereby  authorized  and  directed  and  hereby  agrees  to  (i)  furnish continuously  an investment  program for the Portfolio,  and (ii) determine from time to time what  investments  shall be  purchased,  sold or exchanged  and what portion of the
               assets  of  the  Portfolio   shall  be  held   uninvested.   As  the  Fund's  agent  and
               attorney-in-fact,  the  Subadviser may (a) buy,  sell,  exchange,  convert and otherwise trade in any stocks,  bonds or other  securities  including  money  market  instruments, whether the issuer is  organized in the United  States or outside the United  States and
               (b) place  orders for the  execution  of such  securities  transactions  with or through such brokers,  dealers or issuers as  Subadviser  may select.  Subadviser  shall perform these duties subject  always to (1) the overall  supervision of Adviser and the Board of
               Directors  of the Fund (the  "Board"),  (2) the Fund's  Articles and By-laws (as defined below),  as amended from time to time, (3) the stated  investment  objectives,  policies and  restrictions of the Portfolio as set forth in the Fund's then current  Registration
               Statement (as defined below), (4) any additional  policies or guidelines  established by
               Adviser or Board that have been  furnished  in writing  to  Subadviser,  (5)  applicable provisions of law,  including,  without  limitation,  all  applicable  provisions of the
               1940  Act and the  rules  and  regulations  thereunder,  and (6) the  provisions  of the
               Internal  Revenue  Code of 1986,  as  amended  (the  "Code")  applicable  to  "regulated investment  companies" (as defined in Section 851 of the Code),  as amended from time to time.  In  accordance  with Section VII,  Subadviser  shall arrange for the execution of all  orders  for the  purchase  and sale of  securities  and other  investments  for the
               Portfolio's  account and will exercise full  discretion and act for the Fund in the same manner and with the same  force and  effect as the Fund  might or could do with  respect to such purchases,  sales, or other  transactions,  as well as with respect to all other things  necessary or incidental to the furtherance or conduct of such purchases,  sales, or other transactions.

        B.     Subadviser  shall have no  responsibility  with  respect to  maintaining  custody of the
               Portfolio's  assets.   Subadviser  shall  affirm  security   transactions  with  central
               depositories   and  advise  the  custodian  of  the  Portfolio   ("Custodian")  or  such
               depositories  or agents as may be designated  by Custodian and Adviser  promptly of each purchase  and sale of a  portfolio  security,  specifying  the name of the  issuer,  the description  and  amount  or number of shares  of the  security  purchased,  the  market price,  the  commission and gross or net price,  the trade date and settlement  date and the  identity  of the  effecting  broker or dealer.  Subadviser  shall from time to time provide  Custodian  and Adviser  with  evidence of authority  of its  personnel  who are authorized  to give  instructions  to Custodian.  The Fund shall  instruct the Custodian to provide  the  Subadviser  with such  information  as the  Subadviser  may  reasonably request relating to daily cash levels held by the Portfolio.

        C.     Unless  Adviser  advises  Subadviser  in writing that the right to vote proxies has been expressly  reserved  to Adviser or the Fund or  otherwise  delegated  to another  party,
               Subadviser  shall  exercise  voting  rights  incident  to  any  securities  held  in the
               Portfolio  without  consultation  with Adviser or Fund,  provided that  Subadviser  will follow any written  instructions  received  from  Adviser or Fund with respect to voting as to  particular  issues.  Subadviser  shall further  respond to all  corporate  action
               matters   incident  to  the  securities  held  in  the  Portfolio   including,   without
               limitation,   proofs  of  claim  in   bankruptcy   and  class  action  cases  and  shelf
               registrations.  Should Subadviser  undertake  litigation  against an issuer on behalf of accounts which it manages that are  shareholders  of such issuer,  Fund agrees,  that in the event the Portfolio is also a shareholder of such issuer,  to pay its  proportionate share of any applicable  legal fees  associated  with the action or to forfeit any claim to any assets  Subadviser  may  recover  and,  in such case,  agrees to hold  Subadviser harmless for  excluding  the  Portfolio  from such  action.  In the case of class action suits  involving  issuers  held by the  Portfolio,  Subadviser  may include  information about the Fund for purposes of participating in any settlements.

        D.     Subadviser  shall  consult with  Adviser to develop  strategic  marketing  plans for the
               Fund on or  before  November  30 in each  year  for the  following  calendar  year  with respect to the Portfolio  and the variable  contract for which it provides an underlying investment  choice.  Subadviser  shall  coordinate  all marketing  support  efforts with
               Adviser,  including,   without  limitation,  the  promotion  of  products,  training  of
               Adviser's   field  force,   seminars   promoting  the  Portfolio  and   preparation   of
               presentations   for   clients   (collectively   referred   to  as  the   activities   of
               "Wholesalers").   Wholesalers'  participation  in  on-site  presentations,   sales  desk
               training,  conferences,  and portfolio manager  conference calls shall first be approved by Adviser.  Subadviser  shall not include  Adviser's  field force in any sales  contest and other incentive  promotions  sponsored by Subadviser without Adviser's prior written approval.  Subadviser shall also, from time-to-time,  provide such additional  marketing
               support  such  as  Adviser  may  reasonably  request,  including,   without  limitation,
               assistance  in product  roll-outs,  on-going  product  training and sales  support,  and development of sales strategies.

        E.     Upon  request  of  Custodian  and/or  Fund,   Subadviser  shall  provide  assistance  in
               connection with the  determination  of the fair value of securities in the Portfolio for which market quotations are not readily available.

        F.     In the  performance of its duties  hereunder,  Subadviser is and shall be an independent contractor and except as expressly  provided for herein or otherwise  expressly provided or  authorized  shall have no  authority to act for or  represent  the  Portfolio or the
               Fund in any way or otherwise be deemed to be an agent of the  Portfolio,  the Fund or of
               Adviser.

IV.     Compensation.  For the services provided  pursuant to this Agreement,  Subadviser shall receive an  investment  management  fee as set forth in Schedule 1,  attached  hereto and  incorporated herein by reference.  The management  fee shall be payable  monthly in arrears to Subadviser on or  before  the 10th day of the next  succeeding  calendar  month.  If this  Agreement  becomes effective or terminates  before the end of any month,  the  investment  management  fee for the period from the effective  date to the end of such month or from the beginning of such month to the date of  termination,  as the case may be,  shall be prorated  according  to the  proration which such period bears to the full month in which such effectiveness or termination occurs.

V.      Expenses.  During the term of this Agreement,  Subadviser will bear all expenses incurred by it in the performance of its duties hereunder,  other than those expenses  specifically assumed by the  Fund  hereunder.  The Fund  shall  bear  its own  expenses,  including  all  brokers'  and underwriting  commissions chargeable to the Fund in connection with the securities transactions to which the Portfolio is a party.

VI.     Duties of  Adviser.  Adviser has  furnished  Subadviser  with  copies of each of the  following documents  and will furnish to Subadviser at its  principal  office all future  amendments  and supplements  to such  documents,  if any, as soon as practicable  after such  documents  become available:

               (1)    The  Articles  of  Incorporation  of  the  Fund,  as  filed  with  the  State  of
                      Minnesota,  as in  effect on the date  hereof  and as  amended  from time to time
                      ("Articles");

               (2)    The  by-laws  of the Fund as in effect on the date  hereof  and as  amended  from time to time ("By-Laws");

               (3)    Certified  resolutions of the Board  authorizing  the  appointment of Adviser and
                      Subadviser and approving the form of the Advisory Agreement and this Agreement;

               (4)    The Fund's  Registration  Statement  under the 1940 Act and the Securities Act of
                      1933,  as amended  (the "1933  Act") on Form N-1A,  as filed with the  Securities and Exchange  Commission  ("SEC")  relating to the  Portfolio  and its shares and all amendments thereto ("Registration Statement");

               (5)    The  Notification  of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

               (6)    The Portfolio's most recent prospectus (the "Prospectus"); and

               (7)    Copies of reports made by the Fund to its shareholders.

               Adviser shall furnish  Subadviser with any further  documents,  materials or information that  Subadviser may reasonably  request to enable it to perform its duties  pursuant to this Agreement.

VII.    Portfolio Transactions.

        A.     Subadviser  agrees that, in executing  portfolio  transactions and selecting  brokers or dealers,  if any, it shall use its best efforts to seek best  execution on behalf of the
               Portfolio.  In  assessing  the best  execution  for any  transaction,  Subadviser  shall consider all factors it deems  relevant,  including the breadth of the market in and the price of the security,  the financial  condition and execution  capability of the broker or  dealer,  and the  reasonableness  of the  commission,  if any,  with  respect to the specific  transaction  and on a continuing  basis.  In evaluating  best execution and in
               selecting  the  broker  or  dealer,  if  any,  to  execute  a  particular   transaction,
               Subadviser  may also consider the  brokerage  and research  services (as those terms are defined in Section  28(e) of the  Securities  Exchange  Act of 1934,  as amended  ("1934
               Act")) provided to Subadviser  with respect to the Portfolio  and/or other accounts over which Subadviser  exercises  investment  discretion.  Subadviser may, in its discretion, agree to pay a broker or dealer that  furnishes  such  brokerage or research  services a higher  commission than that which might have been charged by another  broker-dealer for effecting  the same  transactions,  if  Subadviser  determines  in good  faith that such commission is reasonable  in relation to the  brokerage and research  services  provided by the broker or dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of  Subadviser  with  respect to the  accounts as to which it exercises  investment  discretion (as such term is defined under Section 3(a)(35) of the
               1934 Act).  Subadviser  shall,  upon request  from  Adviser,  provide such  periodic and special  reports  describing any such brokerage and research  services  received and the incremental commissions, net price or other consideration to which they relate.

        B.     In no instance will portfolio  securities be purchased  from or sold to  Subadviser,  or any affiliated  person thereof,  except in accordance  with the federal  securities laws and the rules and regulations thereunder.

        C.     Subadviser  may buy  securities  for the  Portfolio  at the same time it is selling such securities for another  client account and may sell  securities for the Portfolio at the time it is buying such  securities for another client  account.  In such cases,  subject
               to  applicable  legal  and  regulatory   requirements,   and  in  compliance  with  such
               procedures  of the  Fund  as  may  be in  effect  from  time  to  time,  Subadviser  may effectuate cross  transactions  between the Portfolio and such other account if it deems this to be advantageous.

        D.     On  occasions  when  Subadviser  deems the  purchase  or sale of a security to be in the best interest of the Fund as well as other  clients of  Subadviser,  Subadviser,  to the extent  permitted  by  applicable  laws  and  regulations,  may,  but  shall be under no obligation  to,  aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage  commissions  and efficient  execution.  In such event,  allocation  of the  securities  so  purchased  or sold,  as well as the expenses incurred  in the  transaction,  will be  made by  Subadviser  in the  manner  Subadviser considers to be the most  equitable and  consistent  with its fiduciary  obligations  to the Fund and to its other clients.

VIII.   Ownership  of  Records.  Subadviser  shall  maintain  all  books  and  records  required  to be maintained by  Subadviser  pursuant to the 1940 Act and the rules and  regulations  promulgated thereunder  with respect to  transactions  on behalf of the Portfolio.  In compliance  with the requirements  of Rule 31a-3 under the 1940 Act,  Subadviser  hereby  agrees (A) to preserve for the periods  prescribed  by Rule 31a-3 under the 1940 Act any records that it maintains for the
        Fund that are  required  to be  maintained  by Rule 31a-1 under the 1940 Act and (B) to provide the Fund  with  access  to or  copies  of any  records  that it  maintains  for the  Fund  upon reasonable request by the Fund.

IX.     Reports and Meetings.

        A.     Subadviser  shall  furnish  to the  Board or  Adviser,  or both,  as  appropriate,  such information,  reports,  evaluations,  analyses  and  opinions as are  required by law or that the Board or Adviser, as appropriate,  may reasonably require,  including,  without limitation: compliance reporting and certification with respect to:

               1.  Affiliated Brokerage Transactions
               2.  Affiliated Underwritings
               3.  Cross Transactions
               4.  Prospectus Compliance
               5.  Code of Ethics
               6.  Soft Dollar Usage
               7.  Price Overrides/Fair Valuation Determinations

        B.     Subadviser  shall  make  available  in person to the Board and to Adviser  personnel  of
               Subadviser  as the Board or Adviser  may  reasonably  request to review the  investments and the  investment  program of the  Portfolio  and the services  provided by Subadviser hereunder.

X.      Services to Other Clients.  Nothing  contained in this  Agreement  shall limit or restrict (i)
        the freedom of Subadviser,  or any affiliated person thereof,  to render investment  management and  corporate  administrative  services to other  investment  companies,  to act as investment manager or investment counselor to other persons,  firms, or corporations,  or to engage in any other  business  activities,  or (ii) the  right  of any  director,  officer,  or  employee  of
        Subadviser,  who may also be a director,  officer,  or  employee of the Fund,  to engage in any other  business or to devote his or her time and  attention in part to the  management or other aspects of any other business,  whether of a similar nature or a dissimilar nature.  Nothing in this Agreement  shall impose upon Subadviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Portfolio,  any securities  which the Subadviser,  or its  officers,  directors,  employees or  affiliates  may purchase or sell for its or their own account(s) or for the account of any other client.  Subadviser  may give advice and take action with  respect to any of its other  accounts  or for its own  account  which my differ  from the timing or nature of action taken by the Subadviser with respect to the Portfolio.

XI.     Subadviser's Use of the Services of Others.  Subadviser may, at its cost,  employ,  retain,  or otherwise avail itself of the services or facilities of other persons or organizations  for the purpose  of  providing  Subadviser  or  the  Fund  or  Portfolio,  as  appropriate,  with  such statistical and other factual  information,  such advice regarding economic factors and trends, such advice as to occasional  transactions in specific  securities,  or such other information, advice,  or assistance as Subadviser  may deem  necessary,  appropriate,  or convenient for the discharge of its obligations  hereunder or otherwise  helpful to the Fund or the Portfolio,  as appropriate,  or in the discharge of Subadviser's overall  responsibilities with respect to the other accounts that it serves as investment manager or counselor.

XII.    Use of Franklin Marks.  The Subadviser  hereby gives the Fund, for the term of this Agreement, a  royalty  free,  nonexclusive,  nontransferable  right  to use the name  "Franklin"  or "FTI"
        (hereinafter  referred  to as the  "Marks")  in the  United  States  as part of the name of the
        Portfolio,  provided  such name is  approved  by  Subadviser  in  writing.  Such right does not include the right to allow third  parties to use the Marks except as  specifically  provided in this  Agreement.  Neither the Fund nor the Adviser  shall  retain any right to use of the Marks after the termination of this  Agreement.  Upon  termination of this  Agreement,  the Fund will
        immediately   terminate  all  use  of  the  Marks  and  destroy  any  remaining   unused  sales
        documentation,  promotional,  marketing,  advertising  or other  written  printed or electronic material or performance  information  that contains the Marks.  The Fund agrees to use its best efforts to ensure that the nature and quality of the services  rendered in connection  with the
        Marks shall conform to the terms of this Agreement and any amendments thereto.

        All sales  documentation,  promotional,  marketing,  advertising and other written,  printed or electronic  material  or  performance  information  or data which  includes  the Marks which is prepared,  controlled and/or issued by or on behalf of the Fund and/or the Adviser and/or their agents or affiliates shall require the written approval of Subadviser prior to distribution.

XIII.   Liability  of  Subadviser;  Indemnification.  Neither  Subadviser  nor  any  of  its  officers, directors,  or employees,  nor any person performing  executive,  administrative,  trading,  or other  functions for the Fund,  the Portfolio  (at the direction or request of  Subadviser)  or
        Subadviser  in  connection  with  Subadviser's  discharge  of  its  obligations  undertaken  or reasonably assumed with respect to this Agreement (collectively,  "Related Persons"),  shall be liable for (i) any error of judgment or mistake of law or for any loss  suffered by the Fund or
        Portfolio or (ii) any error of fact or mistake of law  contained in any report or data provided by Subadviser,  except for any error, mistake or loss resulting from willful  misfeasance,  bad faith,  or gross  negligence  in the  performance  by  Subadviser  or such  Related  Person  of
        Subadviser's  duties  on  behalf  of the  Fund or  Portfolio  or  from  reckless  disregard  by
        Subadviser or any such Related  Person of the duties of Subadviser  pursuant to this  Agreement
        (each of which is referred to as a "Culpable Act").

        Notwithstanding  the  foregoing,   any  stated  limitations  on  liability  shall  not  relieve
        Subadviser  from any  responsibility  or liability  Subadviser  may have under state or federal statutes or from  responsibility  or liability for errors in  connection  with the execution of trade orders.

        Subadviser  shall  indemnify  Adviser and its Related  Persons and hold them  harmless from and against any and all actions,  suits or claims whether  groundless or  meritorious  and from and against any and all  losses,  damages,  costs,  charges,  reasonable  counsel  fees,  payments, expenses and liabilities (collectively,  "Damages") arising directly or indirectly out of or in connection with the  performance of services by Subadviser or its Related Persons  hereunder to the extent such Damages result from willful  misfeasance,  bad faith,  gross  negligence or the reckless disregard of Subadviser's obligations and duties under this Agreement.

        Adviser  shall  indemnify  Subadviser  and its Related  Persons and hold them harmless from and against  any  Damages  arising  directly  or  indirectly  out  of or  in  connection  with  the performance of services by Adviser or its Related  Persons under this Agreement or the Advisory
        Agreement,  in each case, to the extent such Damages result from any Culpable Act of Adviser or any of its Related Persons.

XIV.    Representations of Subadviser.  Subadviser represents, warrants, and agrees as follows:

        A.     Subadviser  (i) is  registered  as an  investment  adviser  under  Advisers Act and will continue to be so registered  for so long as this Agreement  remains in effect;  (ii) is not  prohibited  by the  1940  Act or the  Advisers  Act from  performing  the  services contemplated  by this  Agreement;  (iii) has met, and will  continue to meet for so long
               as  this  Agreement   remains  in  effect,   any  other  applicable   federal  or  state
               requirements,   or  the   applicable   requirements   of  any   regulatory  or  industry
               self-regulatory  agency,   necessary  to  be  met  in  order  to  perform  the  services contemplated  by this  Agreement;  (iv) has the  authority to enter into and perform the services  contemplated by this  Agreement;  and (v) will  immediately  notify Adviser of the  occurrence  of any event  that  would  disqualify  Subadviser  from  serving  as an investment  adviser of an  investment  company  pursuant to Section 9(a) of the 1940 Act or otherwise.

        B.     Subadviser has adopted a written code of ethics (the  "Subadviser  Code") complying with the  requirements  of Rule  17j-1  under the 1940 Act,  as may be  amended  from time to time,  and, has provided  the Adviser and the Fund with a copy of the  Subadviser  Code, together with evidence of its adoption.  The  Subadviser  certifies  that it has adopted procedures  reasonably  necessary  to prevent  access  persons as defined in Rule 17j-1
               ("Access  Persons") from violating the Subadviser Code. On a periodic basis,  Subadviser will  either;  (i)  certify to Adviser  that  Subadviser  and its  Access  Persons  have complied  with  Subadviser  Code with  respect to the  Portfolio,  or (ii)  identify any material  violations  of the  Subadviser  Code which have  occurred  with respect to the
               Portfolio.  In addition,  Subadviser  will furnish at least  annually to Adviser and the
               Board a written report that (a) describes any issues  arising under the Subadviser  Code since the last report to the Board,  including,  but not limited to,  information  about material  violations of the Subadviser  Code with respect to the Portfolio and sanctions imposed in response to the material  violations  and (b) certifies  that the  Subadviser has adopted  procedures  reasonably  necessary to prevent  Access Persons from violating the Subadviser Code.

        C.     Subadviser  has  provided  Adviser  and the  Fund  with a copy of its  Form  ADV as most recently  filed with the SEC and, if not so filed,  its most recent Part II of Form ADV, and will,  promptly  after filing any  amendment  to its Form ADV with the SEC,  and, if not so  filed,  any  amendment  to  Part  II of its  Form  ADV,  furnish  a copy of such amendment to Adviser.

XV.     Compliance with Applicable  Regulations.  In performing its duties hereunder,  Subadviser shall establish  compliance  procedures  (copies of which shall be provided to Adviser,  and shall be subject to review and approval by Adviser)  reasonably  calculated to ensure  compliance at all times with all  applicable  provisions  of the 1940 Act and the Advisers Act, and any rules and regulations  adopted  thereunder;  Subchapter M of the Code; the provisions of the Registration
        Statement;  the  provisions  of the  Articles  and the By-Laws of the Fund,  as the same may be amended from time to time;  and any other  applicable  provisions of state,  federal or foreign law.

XVI.    Term of Agreement.  This  Agreement  shall become  effective  with respect to the FTI Small Cap
        Portfolio on the Effective Date and, with respect to any additional  Portfolio,  on the date of receipt by the Adviser of notice from the Subadviser in accordance  with Section II hereof that the  Subscriber  is willing to serve as  Subadviser  with  respect  to such  Portfolio.  Unless sooner  terminated as provided  herein,  this Agreement  shall continue in effect for two years from the Effective  Date with respect to the FTI Small Cap Portfolio  and, with respect to each additional  Portfolio,  for two years from the date on which this Agreement  becomes  effective with respect to such Portfolio.  Thereafter,  this Agreement shall continue in effect from year to year,  with respect to the Portfolio,  subject to the  termination  provisions and all other terms and conditions  hereof, so long as (a) such continuation  shall be specifically  approved at least annually (i) by either the Board, or by vote of a majority of the  outstanding  voting securities of the  Portfolio;  (ii) in either event,  by the vote,  cast in person at a meeting called for the purpose of voting on such  approval,  of a majority of the Directors of the Fund who are not  interested  persons  of any party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval;  and (b) Subadviser  shall not have notified the Fund,  in  writing,  at least 60 days prior to such  approval  that it does not desire such
        continuation.   Subadviser  shall  furnish  to  the  Fund,  promptly  upon  its  request,  such information  as may  reasonably  be necessary  to evaluate  the terms of this  Agreement or any extension, renewal, or amendment hereof.

XVII.   Termination of Agreement.  Notwithstanding  the foregoing,  this Agreement may be terminated at any time,  without the payment of any penalty,  by vote of the Board or by a vote of a majority of the  outstanding  voting  securities  of the  Portfolio  on at least 60 days' prior  written notice to  Subadviser.  This  Agreement may also be  terminated by Adviser:  (i) on at least 60 days'  prior  written  notice to  Subadviser,  without the  payment of any  penalty;  (ii) upon material  breach  by  Subadviser  of any of the  representations  and  warranties  set forth in
        Section XIV of this Agreement,  if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if Subadviser  becomes unable to discharge its duties and obligations  under  this  Agreement.  Subadviser  may  terminate  this  Agreement  at any time, without  the  payment  of any  penalty,  on at least 60 days'  prior  notice to  Adviser.  This
        Agreement  shall  terminate  automatically  in the  event of its assignment,  as such term is defined  in the  1940  Act,  or upon  termination  of the  Advisory  Agreement.  Any  approval, amendment,  or termination  of this  Agreement by the holders of a majority of the  outstanding voting  securities  (as  defined  in the  1940  Act) of any  Portfolio  shall be  effective  to continue, amend or terminate this Agreement with respect to any such Portfolio  notwithstanding
        (i) that such action has not been  approved  by the  holders of a majority  of the  outstanding voting  securities of any other Portfolio  affected  thereby,  and/or (ii) that such action has not been approved by the vote of a majority of the outstanding  voting  securities of the Fund, unless such action shall be required by any applicable law or otherwise.

XVIII.  Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated  only by an instrument in writing  signed by the party against which  enforcement of the  change,  waiver,  discharge  or  termination  is sought.  This  Agreement  (including  any exhibits  hereto) may be amended at any time by written mutual consent of the parties,  subject to the  requirements of the 1940 Act and rules and  regulations  promulgated and orders granted thereunder.

XIX.    Notification.  Subadviser  will  notify  Adviser  promptly  of any change in the  personnel  of
        Subadviser with responsibility for making investment  decisions in relation to the Portfolio or who have been authorized to give instructions to Custodian.

XX.     Override Provisions. Notwithstanding any other provision of this Agreement:

        A. Prior to this Agreement being approved by a vote of a majority of the  Portfolio's  outstanding voting  securities in accordance with the 1940 Act: (i) in no event shall  compensation paid to the Subadviser  hereunder  exceed the amount  permitted by Rule 15a-4 under the 1940 Act;
           (ii) the portion of the  compensation  payable by the Fund to the Adviser under the terms of the  Advisory  Agreement  with  respect  to such  Portfolio  that is equal in  amount to the compensation  payable to the Subadviser  hereunder (the "Subadviser Escrow Amount") shall be held in an  interest-bearing  escrow  account  with  the  Fund's  custodian  or a bank  (the
           "Escrow  Account");  and (iii) this  Agreement  may be  terminated  at any time  without the payment of any penalty,  by vote of the Board or by a vote of a majority of the  outstanding voting  securities  of the  Portfolio on 10 days' prior  written  notice to the  Subadviser.
           The Subadviser  Escrow Amount,  including  interest earned  thereon,  shall be paid promptly after approval of this Agreement by the vote of a majority of the  Portfolio's  outstanding voting securities in accordance with the 1940 Act,  provided that such approval is obtained no later than 150 days after the date of this Agreement.

        B. If this  Agreement  is not approved by a vote of a majority of the  Portfolio's  outstanding
           voting   securities   within  the  time  period  stated  above,  (i)  this  Agreement  shall immediately  terminate;  and (ii) the  Subadviser  shall receive from the Escrow Account the lesser of: (a) the sum of the amount of any costs  incurred by the  Subadviser in performing its duties under this Agreement prior to such  termination  plus any interest earned on that amount,  and (b) the sum of the  Subadviser  Escrow Amount plus any interest  earned on that amount.

XXI.    Miscellaneous.

        A.     Governing  Law. This  Agreement  shall be construed in  accordance  with the laws of the
               State of California  without giving effect to the conflicts of laws  principles  thereof and the 1940 Act.  To the extent  that the  applicable  laws of the State of  California conflict with the applicable provisions of the 1940 Act, the latter shall control.

        B.     Insurance.   Subadviser   agrees  to  maintain  errors  and  omissions  or  professional liability  insurance  coverage  in an amount that is  reasonable  in light of the nature and scope of Subadviser's business activities.

        C.     Captions.  The captions  contained in this  Agreement  are included for  convenience  of reference  only  and in no way  define  or  delimit  any of  the  provisions  hereof  or otherwise affect their construction or effect.

        D.     Entire  Agreement.  This Agreement  represents the entire agreement and understanding of the  parties  hereto  and shall  supersede  any prior  agreements  between  the  parties relating to the subject matter  hereof,  and all such prior  agreements  shall be deemed terminated upon the effectiveness of this Agreement.

        E.     Interpretation.  Nothing  herein  contained  shall be deemed to require the Fund to take any  action  contrary  to its  Articles  or  By-Laws,  or any  applicable  statutory  or regulatory  requirement  to which it is subject  or by which it is bound,  or to relieve or  deprive  the Board of its  responsibility  for and  control  of the  conduct  of the affairs of the Portfolio.

        F.     Definitions.   Any  question  of  interpretation  of  any  term  or  provision  of  this
               Agreement  having a counterpart in or otherwise  derived from a term or provision of the
               1940 Act shall be resolved by  reference  to such term or  provision of the 1940 Act and to  interpretations  thereof,  if any, by the United States courts or, in the absence of any  controlling  decision of any such court,  by rules,  regulations,  or orders of the
               SEC  validly  issued  pursuant  to the 1940 Act.  As used in this  Agreement,  the terms
               "majority  of the  outstanding  voting  securities,"  "affiliated  person,"  "interested person,"  "assignment,"  broker,"  "investment  adviser," "net assets,"  "sale," "sell,"
               and "security"  shall have the same meaning as such terms have in the 1940 Act,  subject to such  exemption  as may be  granted  by the SEC by any  rule,  regulation,  or order.
               Where the effect of a  requirement  of the  federal  securities  laws  reflected  in any provision of this  Agreement is made less  restrictive by a rule,  regulation,  or order of the SEC,  whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their duly authorized signatories as of the date and year first above written.

                                            AID ASSOCIATION FOR LUTHERANS

Attest:_____________________________        By:________________________________
Name:_______________________________        Name:______________________________
                                            Title:_____________________________

                                            LB SERIES FUND, INC.

Attest:_____________________________        By:________________________________
Name:_______________________________        Name:______________________________
                                            Title:_____________________________

                                            FRANKLIN ADVISERS, INC.

Attest:_____________________________        By:________________________________
Name:_______________________________        Name:______________________________
                                            Title:_____________________________

                                     Schedule I

                             Dated as of January 1, 2002

                                   Subadvisory Fees

                               FTI Small Cap Portfolio

                      Average Net Daily Assets            Annual Rate
                        $0 - 200 million                     0.60%
                      $200 - 500 million                     0.52%
                      Above $500 million                     0.50%